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TMNG GLOBAL REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

Overland Park, KS – May 9, 2013 – TMNG Global (Nasdaq: TMNG), a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries, reported financial results for its 2013 first quarter ended March 30, 2013.

“In the first quarter of 2013, we delivered the first stages of revenue growth and overall results aligned with our expectations given the seasonality of some personnel-related costs.  More importantly, our success in 2013 will be measured by how effectively we innovate and evolve our model to deliver sustainable, profitable growth,” said Donald Klumb, CEO of TMNG Global.  “We are focused on executing our strategic plan for growth, which includes enhancing relationships with key customers, advancing alliances with strategic business partners, and expanding our technical solution offerings, particularly around the Ascertain software platform.  As we pursue these growth opportunities, we are continuing to carefully manage our expenses and our balance sheet while emphasizing deeper relationships with our largest clients.”

Financial Results for the Thirteen Weeks Ended March 30, 2013

Revenues in the first quarter of 2013 were $14.0 million, up from $13.8 million in the first quarter of 2012 and $12.9 million in the fourth quarter of 2012.  During the quarter, TMNG’s gross margin was 36.0%, compared with 36.8% in the first quarter of 2012 and 38.7% in the fourth quarter of 2012.

Selling, general and administrative expenses were $5.2 million in the first quarter of 2013, compared to $6.3 million in the first quarter of 2012 and $4.7 million in the fourth quarter of 2012.  The year-over-year decline reflects significant reductions in the Company’s selling, general and administrative expense structure that were implemented during 2012. The increase in selling, general and administrative costs in the first quarter of 2013 from the fourth quarter of 2012 reflects normal, seasonal cost variances.

TMNG Global reported a net loss of ($0.2) million on a GAAP basis, or ($0.02) per diluted share for the first quarter of 2013, compared to a net loss of ($1.2) million or ($0.17) per diluted share in the first quarter of 2012, and net income of $0.3 million or $0.04 per diluted share for the fourth quarter of 2012.  After adjusting for the after tax impact of depreciation and amortization expense and share-based compensation expense, non-GAAP adjusted net income was $0.1 million, or $0.01 per diluted share during the first quarter of 2013.  The comparable non-GAAP adjusted net loss was ($1.0) million, or ($0.13) per diluted share, for the first quarter of fiscal 2012.

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations.  Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  TMNG Global’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net loss and net loss per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call
The Company will host a conference call at 5:00 p.m. ET today to discuss 2013 first quarter results.  The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.  Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 877-317-6789 in the United States or 412-317-6789 from international locations and referencing the TMNG Global call.  A replay of the conference call will be archived on the Company’s website for 90 days.  Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 10027613, through May 16, 2013.

About TMNG Global
TMNG Global (NASDAQ: TMNG) is a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries.  TMNG Global and its divisions, CSMG and Cartesian, and a team of approximately 500 experts, provide strategy, operations and technology consulting services and technical solutions to more than 1,200 communications clients worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, London, New Jersey, and Washington, D.C. For more information about the Company and its services, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in The Management Network Group’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended
	March 30,	March 31,
	2013	2012

Revenues	$14,010	$13,846

Cost of services	8,969	8,755

Gross Profit	5,041	5,091

Selling, general and administrative expenses	5,179	6,249
Loss from operations	(138)	(1,158)
Other income	1	2
Loss before income taxes	(137)	(1,156)
Income tax provision	(16)	(30)
Net loss	$(153)	$(1,186)

Loss per common share:
Basic and diluted	$(0.02)	$(0.17)

Weighted average shares used in calculation of net loss per basic and diluted common share	7,118	7,094

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 30,	December 29,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,092	$12,177
Accounts receivable, net	12,132	12,762
Prepaid and other current assets	901	658
Total current assets	24,125	25,597

NONCURRENT ASSETS:
Property and equipment, net	1,372	1,355
Goodwill	7,903	8,160
Other noncurrent assets	197	204
Total Assets	$33,597	$35,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,458	$975
Accrued payroll, bonuses and related expenses	2,397	4,003
Deferred revenue	581	605
Other accrued liabilities	1,784	1,809
Total current liabilities	6,220	7,392

NONCURRENT LIABILITIES:
Deferred income tax liabilities	488	472
Other noncurrent liabilities	475	441
Total noncurrent liabilities	963	913

Total stockholders’ equity	26,414	27,011
Total Liabilities and Stockholders’ Equity	$33,597	$35,316

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended
	March 30,	March 31,
	2013	2012

Reconciliation of GAAP net loss to non-GAAP adjusted net income (loss):
GAAP net loss	$(153)	$(1,186)

Depreciation and amortization	165	200
Non-cash share based compensation expense	64	3
Tax effect of applicable non-GAAP adjustments (1)	16	30
Adjustments to GAAP net loss	245	233

Non-GAAP adjusted net income (loss)	$92	$(953)

Reconciliation of GAAP net loss per basic and diluted common share to non-GAAP adjusted net income (loss) per basic and diluted common share:
GAAP net loss per basic and diluted common share	$(0.02)	$(0.17)

Depreciation and amortization	0.02	0.03
Non-cash share based compensation expense	0.01	0.00
Tax effect of applicable non-GAAP adjustments (1)	0.00	0.01
Adjustments to GAAP net loss per basic and diluted common share	0.03	0.04

Non-GAAP adjusted net income (loss) per basic and diluted common share	$0.01	$(0.13)

Weighted average shares used in calculation of Non-GAAP adjusted net income (loss) per common share
Basic	7,118	7,094

Diluted	7,164	7,094

Footnote 1: The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

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